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Exhibit 21.1

Entity	State of Incorporation
Bright Star Partnership	Texas
Centrahoma Processing LLC	Delaware
MarkWest Blackhawk, L.L.C.	Texas
MarkWest Energy Appalachia, L.L.C.	Delaware
MarkWest Energy East Texas Gas Company, L.L.C.	Delaware
MarkWest Energy Finance Corporation	Delaware
MarkWest Energy GP, L.L.C.	Delaware
MarkWest Energy Operating Company, L.L.C.	Delaware
MarkWest Gas Marketing, L.L.C.	Texas
MarkWest Gas Services, L.L.C.	Texas
MarkWest Hydrocarbon, Inc.	Delaware
MarkWest Javelina Company, L.L.C.	Texas
MarkWest Javelina Pipeline Company, L.L.C.	Texas
MarkWest Liberty Bluestone, L.L.C.	Delaware
MarkWest Liberty Ethane Pipeline, L.L.C.	Delaware
MarkWest Liberty Gas Gathering, L.L.C.	Delaware
MarkWest Liberty Midstream & Resources, L.L.C.	Delaware
MarkWest Lufkin Pipeline, L.L.C.	Texas
MarkWest Mariner Pipeline, L.L.C.	Delaware
MarkWest Marketing, L.L.C.	Delaware
MarkWest McAlester, L.L.C.	Oklahoma
MarkWest Michigan Pipeline Company, L.L.C.	Michigan
MarkWest Mountaineer Pipeline Company, L.L.C.	Delaware
MarkWest New Mexico, L.L.C.	Texas
MarkWest Ohio Fractionation Company L.L.C.	Delaware
MarkWest Oklahoma Gas Company, L.L.C.	Oklahoma
MarkWest Pinnacle, L.L.C.	Texas
MarkWest Pioneer, L.L.C.	Delaware
MarkWest Pipeline Company, L.L.C.	Texas
MarkWest PNG Utility, L.L.C.	Texas
MarkWest Power Tex, L.L.C.	Texas
MarkWest Ranger Pipeline Company, L.L.C.	Delaware
MarkWest Texas LPG Pipeline, L.L.C.	Texas
MarkWest Texas PNG Utility, L.L.C.	Texas
MarkWest Utica EMG, L.L.C.	Delaware
MarkWest Utica Operating Company, L.L.C.	Delaware
Mason Pipeline Limited Liability Company	Michigan
Matrex, L.L.C.	Michigan
Mule Tracts, L.L.C.	Delaware
Ohio Gathering Company, L.L.C.	Delaware
West Shore Processing Company, L.L.C.	Michigan
Wirth Gathering, a general partnership	Oklahoma

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  Exhibit 21.1